UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 16, 2021

CYCLO THERAPEUTICS, INC.
(Exact name of registrant as specified in charter)

Nevada	001-39780	59-3029743
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

6714 NW 16th Street, Suite B, Gainesville, Florida32653 (Address of Principal Executive Offices) (zip code)

                   386-418-8060
(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.0001 per share	CYTH	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	CYTHW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

                                                                                          Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01         Entry into a Material Definitive Agreement.

On November 19, 2021 (the “Closing Date”), Cyclo Therapeutics, Inc. (the “Company”) sold 1,950,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at a price to the public of $6.00 per share (the “Offering”), pursuant to that certain Underwriting Agreement, dated as of November 16, 2021 (the “Underwriting Agreement”), between the Company and Maxim Group LLC (the “Underwriter” or “Maxim”), as sole underwriter. In addition, pursuant to the Underwriting Agreement, the Company granted the Underwriter a 45-day option to purchase up to 292,500 additional shares of Common Stock.

The Common Stock was offered and sold by the Company pursuant to a registration statement on Form S-3 (File No. 333-254496), which was filed with the Securities and Exchange Commission (the “Commission”) on March 19, 2021 and declared effective by the Commission on May 28, 2021 (the “Registration Statement”).

The Company received gross proceeds of $11,700,000, before deducting underwriting discounts and commissions of seven percent (7%) of the gross proceeds and estimated Offering expenses, and intends to use the net proceeds from the Offering to (i) proceed with its pivotal Phase III trial for the treatment of NPC with Trappsol® Cyclo™, (ii) fund further development of preclinical programs towards IND filings and/or into clinical trials for the treatment of Alzheimer’s disease with Trappsol® Cyclo™ and (iii) fund working capital and general corporate purposes using any remaining amounts. The Company issued a press release announcing the pricing of the offering, which has been filed as Exhibit 99.1 to this report.

The Underwriting Agreement contains customary representations, warranties, and covenants by the Company. It also provides for customary indemnification by each of the Company and the Underwriter for losses or damages arising out of or in connection with the offering, including for liabilities under the Securities Act of 1933. In addition, pursuant to the terms of the Underwriting Agreement, each of the Company’s directors and executive officers entered into “lock-up” agreements with the Underwriter that generally prohibit the sale, transfer, or other disposition of securities of the Company for a period of 30 days following November 16, 2021. The Company has also agreed that it will not issue or announce the issuance or proposed issuance of any common stock or common stock equivalents for a period of 180 days following the closing date, subject to certain exempt issuances.

A copy of the Underwriting Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to such exhibit. The legal opinion of Fox Rothschild LLP with respect to the validity of the Shares is filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d)         Exhibits.

1.1         Underwriting Agreement, dated November 16, 2021, between Cyclo Therapeutics, Inc. and Maxim Group LLC

5.1         Opinion of Fox Rothschild LLP

23.1       Consent of Fox Rothschild LLP (included in Exhibit 5.1).

99.1       Press Release dated November 16, 2021

104        Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyclo Therapeutics, Inc.

Date: November 19, 2021

By: /s/ N. Scott Fine
N. Scott Fine
Chief Executive Officer